Exhibit 99.1

Chile Mining Technologies Closes Additional $1 Million in Private Placement

Chile Mining Technologies Inc. (“CMT” or the “Company”) (LVEN), a mineral extraction company based in the Republic of Chile, today announced that it has consummated its second and final closing of the private placement financing which began on May 8, 2012 with a group of accredited investors for an aggregate gross proceeds of $1,015,000. Therefore, the Company raised total of $3,135,000 from this private placement.

In connection with the second closing, the Company issued to investors secured convertible notes in the aggregate original principal amount of $1,015,000 and warrants to purchase an aggregate of 507,500 shares of the Company’s common stock. The convertible notes have a five year term, carry an interest rate of 11% per annum, are convertible into the Company’s common stock at an initial price of $2.00 per share, and are secured by the assets of the Company in the Republic of Chile. The warrants have a five year term and are exercisable at an initial price of $2.00 per share. Assuming full conversion of the convertible notes and cash exercise of the warrants, the Company would expect to issue approximately 761,250 shares of the common stock. The total outstanding shares of common stock of the Company after such conversion and exercise would be approximately 12,476,755. Net proceeds from the offering are expected to fund new facility expansion, general corporate purposes and working capital.

Euro Pacific Capital Inc. and Halter Financial Securities, Inc. acted as placement agents for the transaction.

The securities issued in the private placement have not been registered under the United States Securities Act of 1933, as amended or the securities laws of any other jurisdiction. Until they are registered, these securities may not be sold by investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. For more detailed information on this financing, see the Company’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission on or about June 13, 2012.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Chile Mining Technologies Inc.

CMT is a mineral extraction company based in the Republic of Chile, with copper as its principal “pay metal.” The Company has refined the electrowin process in a way that permits it to be used at relatively small mine and/or tailings sites. By utilizing Minimum Intrusion Non-traditional Input, or MINI, plants, CMT is able to build scalable, less expensive plants closer to source material deposits, and operate where it is not economical for larger open-pit mining companies to operate. As a result, CMT is able to reduce costs and operate profitably with smaller deposits.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". Such statements include, among others, those concerning the offering and expected use of proceeds, our expected financial performance and strategic and operational plans, our future operating results, as well as all assumptions, expectations, predictions, intentions or beliefs about our relative strength and about future events. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates”, “will,” “plans” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

Chile Mining Technologies, Inc.
Gerry Pascale, 703-798-6296
Vice President, US Representative